      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1995
                                                     REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            THE TJX COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

              DELAWARE                                     04-2207613
   State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                     Identification No.)

      770 COCHITUATE ROAD, FRAMINGHAM, MASSACHUSETTS 01701 (508) 390-1000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               DONALD G. CAMPBELL
                         SENIOR VICE PRESIDENT--FINANCE
                            The TJX Companies, Inc.
                              770 Cochituate Road
                        Framingham, Massachusetts 01701
                                 (508) 390-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                            ------------------------
                                   COPIES TO:

        ARTHUR G. SILER, ESQ.                        KIRK A. DAVENPORT, ESQ.
             ROPES & GRAY                                LATHAM & WATKINS
       One International Place                           885 Third Avenue
     Boston, Massachusetts 02110                     New York, New York 10022
            (617) 951-7000                                (212) 906-1200

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effectiveness of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box./ /

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------
                                                     Proposed        Proposed
                                     Amount          maximum          maximum
  Title of each class of              to be       offering price     aggregate       Amount of
  securities to be registered      registered      per unit(1)   offering price(1) registration fee
- ---------------------------------------------------------------------------------------------------
Debt Securities...............   $232,500,000(2)       100%        $232,500,000       $80,173
- ---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933 and exclusive of accrued interest, if any.
(2) If any Debt Securities are issued at an original issue discount, the net proceeds to be received by The TJX Companies, Inc. shall be deemed to be the amount to be registered (excluding any fees and commissions). Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from The TJX Companies, Inc.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to a total of $17,500,000 of Debt Securities of the registrant that are registered under Registration Statement No. 33-50259, which was declared effective on October 6, 1993. In the event any of such previously registered Debt Securities are offered and sold prior to the effective date of this Registration Statement, the amount of such Debt Securities will not be included in any Prospectus hereunder.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FUTURE AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

            PROSPECTUS (SUBJECT TO COMPLETION, ISSUED JUNE 7, 1995)

                                  $250,000,000

                            THE TJX COMPANIES, INC.

                                DEBT SECURITIES
                            ------------------------

     The TJX Companies, Inc. ("TJX" or the "Company") intends to issue from time to time up to $250,000,000 aggregate principal amount of its debt securities (the "Debt Securities"), or if any Debt Securities are issued at an original issue discount, such greater amount as shall result in net proceeds to TJX of $250,000,000, which will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities at par, at a premium, or with an original issue discount. When particular Debt Securities are offered, a prospectus supplement ("Prospectus Supplement"), together with this Prospectus, will be delivered setting forth the terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate and taxability of any interest (or manner of calculation thereof) and time of payment thereof, any redemption provisions, the initial public offering price and any other specific terms in connection with the offering and sale of such Debt Securities. Each Debt Security will be represented by either a permanent Global Security (a "Global Debt Security") registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (each such Debt Security represented by a Global Debt Security being referred to herein as a "Book-Entry Debt Security"), or a certificate issued in definitive form and registered in the name of the holder or its nominee (each such Debt Security represented by a certificate issued in definitive form, a "Certificated Debt Security"), as set forth in the applicable Prospectus Supplement. Interests in Book-Entry Debt Securities will be shown on, and transfer thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Debt Securities will not be issuable as Certificated Debt Securities except under the circumstances described herein.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The Company may sell Debt Securities through underwriters, dealers or agents, or directly to one or more purchasers. The Prospectus Supplement will set forth the names of underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers, agents and purchasers.


June   , 1995

     NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TJX OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TJX SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                            ------------------------

                             AVAILABLE INFORMATION

     TJX is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information filed by TJX can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, similar information concerning TJX can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by TJX with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and to the exhibits thereto.

                            ------------------------

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     TJX's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 and TJX's Quarterly Report on Form 10-Q for the thirteen weeks ended April 29, 1995 are incorporated in this Prospectus by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be incorporated by reference into this Prospectus and shall be deemed to be a part of this Prospectus from the date of filing of such documents. See "Available Information." Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or in any other subsequently filed incorporated document or Prospectus Supplement modifies or supersedes such statement. TJX will provide, upon request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: The TJX Companies, Inc., 770 Cochituate Road, Framingham, Massachusetts 01701 (telephone 508 390-2309), Attention: Sherry Lang, Manager of Investor Relations.

                            THE TJX COMPANIES, INC.

     TJX is a major off-price specialty apparel retailer. TJX operates its off-price businesses through the T.J. Maxx, HomeGoods and Hit or Miss chains and the Chadwick's of Boston ("Chadwick's") mail order catalog in the United States, and the Winners Apparel Ltd. ("Winners") chain in Canada. TJX is also developing T.K. Maxx, an off-price apparel concept in the United Kingdom.

     TJX was incorporated in the State of Delaware in April 1962. Its principal executive offices are located at 770 Cochituate Road, Framingham, Massachusetts 01701, (Telephone 508 390-1000).

                 RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

                                     THIRTEEN WEEKS                  FISCAL YEAR ENDED
                                         ENDED          -------------------------------------------
                                  --------------------   JAN.     JAN.     JAN.     JAN.     JAN.
                                  APRIL 30,  APRIL 29,    26,      25,      30,      29,      28,
                                    1994       1995      1991     1992     1993     1994     1995
                                  ---------  ---------  -------  -------  -------  -------  -------
Ratio of Earnings to Fixed
  Charges........................   2.50x      1.58x     2.85x    2.69x    3.27x    3.82x    2.54x

     For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent income from continuing operations plus provision for taxes, interest expense and a portion of rentals which is considered representative of the interest factor. "Fixed charges" represents interest expense, capitalized interest, and the interest portion of rentals.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Debt Securities may be applied by TJX for any or all of the following purposes: repayment of scheduled maturities of outstanding long-term debt maturing through January 1998 in the approximate amount of $93 million, new store and other capital expenditures and general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby are to be issued under an Indenture, dated as of September 15, 1993 (the "Indenture"), between TJX and The First National Bank of Chicago, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture, a copy of which was filed as an exhibit to the Registration Statement, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

GENERAL

     The Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of TJX.

     The Debt Securities that may be offered under the Indenture are not limited in amount. As of June 1, 1995, TJX had an aggregate of $57,500,000 in principal amount of Debt Securities outstanding under the Indenture.

     The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or with an original issue discount. The Prospectus Supplement will set forth the initial offering price, the aggregate principal amount and the following terms of the Debt Securities in respect of which this Prospectus is delivered: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the date or dates on which principal on such Debt Securities will be payable; (4) the rate or rates and, if applicable, the method used to determine the rate including any commodity, commodity index, stock exchange index or financial index, at which such Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the dates on which such interest shall be payable and the record date for the interest payable on any interest payment date; (5) the place or places where principal of, premium, if any, and interest on such Debt Securities will be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed; (7) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof; (8) the denominations of such Debt Securities, if other than denominations of $1,000 and any integral multiple thereof; (9) the portion of principal amount of such Debt Securities that shall be payable upon acceleration, if other than the principal amount thereof; (10) the currency of denomination of such Debt Securities; (11) the designation of the currency or currencies in which payment of principal of and interest on such Debt Securities will be made; (12) the manner in which the amounts of payment of principal of premium, if any, or interest on such Debt Securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index; (13) if payments of principal of, premium, if any, or interest on the Debt Securities are to be made in currency other than the denominated currency, the manner in which the exchange rate with respect to such payments will be determined; (14) any other terms of such Debt Securities, which other terms will not be inconsistent with the provisions of the Indenture; and (15) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities other than those originally appointed. (Indenture sec.2.2) The Prospectus Supplement will set forth any federal income tax, accounting or special considerations applicable to the Debt Securities.

PAYMENT OF INTEREST AND EXCHANGE

     Each Debt Security will be issued as a Certificated Debt Security, registered in the name of the holder or its nominee, or as a Book-Entry Debt Security represented by a Global Debt Security registered in the name of the Depositary or its nominee.

  Certificated Debt Securities

     Principal of, premium, if any, and interest on Certificated Debt Securities will be payable to the Holders thereof at the principal office of the Trustee in Chicago, Illinois, or at any paying agency, as defined in the Indenture, maintained at the time by TJX for such purpose. At the option of TJX, payment of interest on Certificated Debt Securities may be made by check mailed to the address of the record holder thereof (the "Holder") as of the applicable record date as such address appears in the Certificated Debt Securities Register. Certificated Debt Securities may be transferred or exchanged at the aforementioned Trustee's office or paying agencies in accordance with the terms of the Indenture. No service charge will be made for any transfer or exchange of Certificated Debt Securities, but TJX may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Certificated Debt Securities will not be exchangeable for Book-Entry Debt Securities, except under the circumstances described below under "Global Debt Securities and Book-Entry System." (Indenture sec.sec.2.4 and 2.7)

     The transfer of Certificated Debt Securities and the right to the principal of premium, if any, and interest on such Certificated Debt Securities may be effected only by surrender of the old certificate representing such Certificated Debt Securities and either reissuance by TJX or the Trustee of the old certificate to the new Holder or the issuance by TJX or the Trustee of a new certificate to the new Holder.

  Global Debt Securities and Book-Entry System

     Upon issuance, all Book-Entry Debt Securities having the same Issue Date, interest rate, if any, amortization schedule, if any, maturity date and other terms, if any, will be represented by one or more Global Debt Securities. Each Global Debt Security representing Book-Entry Debt Securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Book-Entry Debt Securities will not be exchangeable for Certificated Debt Securities and will not otherwise be issuable as Certificated Debt Securities.

     The procedures that the Depositary has indicated it intends to follow with respect to Book-Entry Debt Securities are set forth below.

     Ownership of beneficial interests in a Book-Entry Debt Securities will be limited to persons that have accounts with the Depositary for the related Global Debt Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Book-Entry Debt Securities. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related Global Debt Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Book-Entry Debt Securities.

     So long as the Depositary, or its nominee, is the registered owner of such Global Debt Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as set forth below, owners of Book-Entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning Book-Entry Debt Securities must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. TJX understands that under existing industry practices, if TJX requests any action of holders or if an owner of Book-Entry Debt Securities desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant Book-Entry Debt Securities to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal, premium, if any, and interest on Book-Entry Debt Securities will be made to the Depositary or its nominee, as the case may be, as the registered holder of the related Global Debt Security. None of TJX, the Trustee or any other agent of TJX or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     TJX expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest on a Global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amount of Book-Entry Debt Securities held by each such participant as shown on the records of the Depositary. TJX also expects that payments by participants to owners of beneficial interests in Book-Entry Debt Securities held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by TJX within 90 days, TJX will issue Certificated Debt Securities in exchange for such Global Debt Security. In addition, TJX may at any time and in its sole discretion determine not to have any of the Book-Entry Debt Securities represented by one or more Global Debt Securities and, in such event, will issue Certificated Debt Securities in exchange for such Global Debt Security or Securities. Any Certificated Debt Securities issued in exchange for a Global Debt Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of Book-Entry Debt Securities relating to such Global Debt Security.

     The foregoing information in this section concerning the Depositary and the Depositary's Book-Entry System has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTAIN COVENANTS OF TJX

     Restrictions on Liens. TJX will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "Mortgage" or "Mortgages") upon any Operating Property or Operating Asset of TJX or any Restricted Subsidiary, whether such Operating Property or Operating Asset is now owned or hereafter acquired, without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any such Indebtedness that the Debt Securities (together with, if TJX shall so determine, any other Indebtedness ranking equally with the Debt Securities other than Debt Securities not having the benefit of this provision) shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to: (i) the giving, within 180 days after the later of the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each a "substantial improvement") of such property, and the placing in operation of such property after the acquisition or completion of any such construction or substantial improvement, of any purchase money Mortgage (including security for bankers acceptances and similar inventory financings in the ordinary course of business and vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof), or the acquiring of property not theretofore owned by the Company or such Restricted Subsidiary subject to any then existing Mortgage securing Indebtedness (whether or not assumed) including Indebtedness incurred for reimbursement of funds previously expended for any such purpose, provided that in each case (x) such Mortgage is limited to such property, including accretions thereto and any such construction or substantial improvement (or, with respect to bankers acceptances and similar inventory financings in the ordinary course of business, any inventory acquired by the Company or such Restricted Subsidiary during the 180-day period immediately preceding the date of creation of such Mortgage); (y) the principal amount of the Indebtedness being incurred that is secured by such Mortgage shall not exceed the cost of such acquired property, construction or substantial improvement, as the case may be; and (z) the principal amount of the Indebtedness secured by such Mortgage, together with all other Indebtedness to persons other than the Company or a Restricted Subsidiary secured by Mortgages on such property, shall not exceed the lesser of the total costs of such property, including any such construction or substantial improvement, to the Company or a Restricted Subsidiary or the fair market value thereof immediately following the acquisition, construction or substantial improvement thereof by the Company or a Restricted Subsidiary; (ii) the giving by the Company or a Restricted Subsidiary of a Mortgage on real property that is the sole security for Indebtedness (w) incurred within three years after the latest of (1) September 15, 1993, (2) the date of acquisition of such real property or (3) the date of completion of construction or substantial improvement made thereon by the Company or such Restricted Subsidiary, (x) incurred for the purpose of reimbursing itself for the cost of acquisition and/or the cost of improvement of such real property, (y) the amount of which does not exceed the lesser of the aggregate cost of such real property and improvements or the fair market value thereof, and (z) the holder of which shall be entitled to enforce payment of such Indebtedness solely by resorting to the security therefor, without any liability on the part of the Company or such Restricted Subsidiary for any deficiency; (iii) any Mortgage on assets of the Company or any Subsidiary existing on the date of the Indenture or any Mortgage on the assets of a Restricted Subsidiary on the date it became a Subsidiary or any Mortgage on the assets of a Subsidiary that is newly designated as a Restricted Subsidiary, if such Mortgage was created while such Subsidiary was a Non-Restricted Subsidiary, and such Mortgage would have been permitted under the provisions of this paragraph if such Subsidiary had been a Restricted Subsidiary at the time such Mortgage was created; (iv) any Mortgage incurred in connection with any refunding or extension of Indebtedness secured by a Mortgage permitted under clause (i), (ii) or (iii) above, provided that the principal amount of the refinancing or extending

Indebtedness does not exceed the principal amount of the Indebtedness so refunded or extended and that such Mortgage applies only to the same property or assets subject to the prior permitted Mortgage and fixtures and building improvements thereon (and if the prior Mortgage was incurred under clause (ii) above, the requirements of clause (z) thereof are satisfied), or (v) any Mortgage given in favor of the Company or any Wholly Owned Restricted Subsidiary. (Indenture sec.4.5(a)) On September 15, 1993, no Operating Property was subject to any Mortgage.

     Restrictions on Sale and Leaseback Transactions. Without equally and ratably securing the Debt Securities, TJX will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by TJX or any Restricted Subsidiary of any Operating Property or Operating Asset that has been or is to be sold or transferred by TJX or such Restricted Subsidiary to such person subsequent to September 15, 1993 with the intention of taking back a lease of such property (a "Sale and Leaseback Transaction") unless the terms of such sale or transfer have been determined by TJX's Board of Directors to be fair and arms' length and, within 180 days after the receipt of the proceeds of such sale or transfer, TJX or any Restricted Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such Operating Property or Operating Asset at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of TJX or such Restricted Subsidiary. The foregoing restriction will not apply to (i) any Sale and Leaseback Transaction for a term of not more than three years including renewals, (ii) any Sale and Leaseback Transaction with respect to Operating Property if a binding commitment with respect thereto is entered into within three years after the date such property was acquired (as the term "acquired" is used in the definition of Operating Property) or any Sale and Leaseback Transaction with respect to Operating Assets if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation, or (iii) any Sale and Leaseback Transaction between TJX and a Restricted Subsidiary or between Restricted Subsidiaries provided that the lessor shall be TJX or a Wholly Owned Restricted Subsidiary. (Indenture sec.4.6(a))

     Exempted Debt. Notwithstanding the restrictions on Mortgages and Sale and Leaseback Transactions described above under "Restrictions on Liens" and "Restrictions on Sale and Leaseback Transactions," TJX or its Restricted Subsidiaries may, in addition to amounts permitted under such restrictions, create or assume Mortgages, and renew, extend or replace such Mortgages, or enter into Sale and Leaseback Transactions, provided that, after giving effect thereto, the aggregate outstanding principal amount of all Exempted Debt of the Company and its Restricted Subsidiaries does not exceed 10% of Consolidated Net Tangible Assets. (Indenture sec.sec.4.5(b) and 4.6(b))

     Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that the Company may discontinue the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders of the Debt Securities.

     Payment of Taxes and other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges in excess of $250,000 levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies in excess of $250,000 which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary, provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     No Special Protection in the Event of a Highly Leveraged
Transaction. Unless otherwise indicated in the Prospectus Supplement relating thereto, the terms of the Debt Securities will not afford the holders special protection in the event of a highly leveraged transaction.

CERTAIN DEFINITIONS

     Set forth below are certain significant terms which are defined in Section
1.1 of the Indenture:

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

     "Capitalized Lease Obligations" means obligations created pursuant to leases that are required to be shown on the liability side of a balance sheet in accordance with FASB Statement No. 13, "Accounting for Leases," as amended and interpreted, or any successor or comparable accounting standard.

     "consolidated" when used with respect to any of the terms defined in the Indenture, refers to such terms as reflected in a consolidation of the accounts of TJX and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

     "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under generally accepted accounting principles) that under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries, after deducting therefrom (i) all liability items except Funded Debt, Capitalized Lease Obligations, stockholders' equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than leasehold costs and investments in so-called safe harbor leases), which in each such case would be so included on such balance sheet, and (iii) all amounts which would be so included on such balance sheet in respect of Investments (less applicable reserves) in Non-Restricted Subsidiaries in excess of the amount of such Investments at July 31, 1993. As of July 31, 1993, the amount of Investments in Non-Restricted Subsidiaries totaled approximately $315 million.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Exempted Debt" means the sum of the following items outstanding as of the date Exempted Debt is being determined: (i) Indebtedness for money borrowed of TJX and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.5(b) of the Indenture, and (ii) Attributable Debt of TJX and its Restricted Subsidiaries in respect of all Sale and Leaseback Transactions entered into pursuant to Section 4.6(b) of the Indenture.

     "Funded Debt" of any person means Indebtedness, whether incurred, assumed or guaranteed, maturing by its terms more than one year from the date of creation thereof, or that is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from the date of creation thereof; provided, however, that Funded Debt shall not include (i) obligations created pursuant to leases, (ii) any Indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such Indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (iii) any Indebtedness for the payment or redemption of which money in the necessary amount shall have deposited in trust either at or before the maturity date thereof.

     "Indebtedness" of any person means indebtedness for borrowed money and indebtedness under purchase money mortgages or other purchase money liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any mortgage, pledge or other lien or encumbrance upon property owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness.

     "Investment" means and includes any investment in stock, evidences of indebtedness, loans or advances, however made or acquired, but shall not include accounts receivable of TJX or of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of indebtedness, loans or advances made in connection with the sale to any Subsidiary of accounts receivable of TJX or any Restricted Subsidiary arising from transactions in the ordinary course of business of TJX or any Restricted Subsidiary.

     "Non-Restricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

     "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned by TJX or a Restricted Subsidiary.

     "Operating Property" means all real property and improvements thereon owned by TJX or a Restricted Subsidiary constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided that such term shall not include any store, warehouse, service center or distribution center that TJX's Board of Directors declares by resolution not to be of material importance to the business of TJX and its Restricted Subsidiaries. Operating Property is treated as having been "acquired" on the day the Operating Property is placed in operation by the Company or a Restricted Subsidiary after the later of (a) its acquisition from a third party, including a Non-Restricted Subsidiary, (b) completion of its original construction or (c) completion of its substantial reconstruction, renovation, remodeling, expansion or improvement (whether or not constituting an Operating Property prior to such reconstruction, renovation, remodeling, expansion or improvement).

     "Restricted Subsidiaries" means any Subsidiary so designated by the Board of Directors or duly authorized officers of TJX in accordance with the Indenture provided that (a) the Board of Directors or duly authorized officers of the Company may, subject to certain limitations, designate any Non-Restricted Subsidiary and (b) any Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more Non-Restricted Subsidiaries shall be a Non-Restricted Subsidiary. As of June 1, 1995, TJX had no Restricted Subsidiaries, and TJX will have no Restricted Subsidiaries as of the closing of the offering of the Debt Securities offered hereby.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by TJX or by one or more other Subsidiaries, or by TJX and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Senior Funded Debt" means all Funded Debt of TJX or any person, except Funded Debt the payment of which is subordinated in the manner provided in the Indenture to the payment of the Debt Securities.

MERGER AND CONSOLIDATION

     The Indenture provides that TJX may, without the consent of the Holders of the Debt Securities, consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, provided that in any such case (i) the successor shall be a domestic corporation and such corporation shall assume by a supplemental indenture TJX's obligations under the

Indenture and the Debt Securities, (ii) immediately after such transaction, and treating any Indebtedness that becomes an obligation of TJX or a Subsidiary as a result of such transaction as having been incurred by TJX or such Subsidiary at the time of such transaction, no Default or Event of Default shall have happened and be continuing, and (iii) if as a result of any such transaction properties or assets of TJX would become subject to a Mortgage that would not be permitted under the Indenture, the Debt Securities would be secured, equally and ratably with (or prior to) all Indebtedness so secured. Upon compliance with these provisions by a successor corporation, TJX (except in the case of a lease) would be relieved of its obligations under the Indenture and the Debt Securities. (Indenture sec.sec.5.1 and 5.2)

EVENTS OF DEFAULT

     The following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of principal of or premium, if any, on any Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when and as due in respect of any Debt Security of that series; (d) default in the performance or breach of any other covenant or warranty of TJX in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series as provided in the Indenture; (e) unless the terms of such series otherwise provide, a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (including the Indenture), whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the principal amount of the Indebtedness so accelerated, together with the principal amount of all other Indebtedness similarly accelerated, shall be $10 million or more, and such acceleration shall not have been rescinded or annulled within a period of 10 days after there shall have been given written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series that is described in the Prospectus Supplement accompanying this Prospectus. No Event of Default with respect to a particular series of Debt Securities (except as to the certain events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of Debt Securities. (Indenture sec.6.1) The occurrence of an Event of Default would constitute an event of default under certain of TJX's existing bank lines. In addition, the occurrence of certain Events of Default or an acceleration under the Indenture would constitute an event of default under certain other bank lines and other indebtedness of TJX.

     If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to TJX (and to the Trustee if given by Holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the term of that series) and premium, if any, of all Debt Securities of that series. In the case of an Event of Default resulting from the certain events in bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, subject to the Company having paid or deposited with the Trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium, if any, with respect to Debt Securities of that series have been cured or waived as provided in the Indenture. (Indenture sec.6.2) For information as to waiver of defaults see the discussion set forth below under "Modification and Waiver." Reference is made to the Prospectus Supplement relating to any series of Debt Securities that are Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. (Indenture sec.7.1(e)) Subject to certain rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Indenture sec.6.12)

     No Holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series shall have made written request, and offered reasonable security and indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indenture sec.6.7) Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Indenture sec.6.8)

     The Indenture requires TJX, within 120 days after the end of each of its fiscal years, to furnish to the Trustee a statement as to compliance with the Indenture. (Indenture sec.4.8) The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any Default or Event of Default (except in payment on any Debt Securities of such series) with respect to Debt Securities of such series if it in good faith determines that withholding such notice is in the interest of the Holders of Debt Securities. (Indenture sec.7.5)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by TJX and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby: (a) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver; (b) change the rate of or change the time for payment of interest (including default interest) on any Debt Security; (c) change the principal, premium, if any, or the fixed maturity of any Debt Security; (d) waive a default in the payment of the principal of, premium, if any, or interest on any Debt Security (except a rescission of acceleration of the Debt Securities of any series by the Holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of such Series and a waiver of the payment default that resulted from such acceleration); (e) make the Debt Security payable in currency other than that stated in the Debt Security; (f) make any change to certain provisions of the Indenture relating to remedies or amendments; (g) waive a redemption payment with respect to any Debt Security or change any of the provisions with respect to the redemption of any Debt Securities; (h) waive the provisions for determining the Dollar equivalent of foreign currency denominated Securities in connection with actions of Holders of Debt Securities under the Indenture; or (i) waive provisions relating to conversion of a currency in which a judgment is rendered into another required currency. (Indenture sec.9.3)

     The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by TJX with provisions of the Indenture other than certain specified provisions. (Indenture sec.9.2) The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of that series affected. (Indenture sec.6.13)

DEFEASANCE OF DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     Defeasance and Discharge. The Indenture provides that TJX may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may occur only if: TJX has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that Holders of the Debt Securities of such Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if such deposit would cause said Debt Securities to be de-listed as a result thereof. (Indenture sec.8.3)

     Defeasance of Certain Covenants. The Indenture provides that unless otherwise provided by the terms of the applicable series of Debt Securities, upon compliance with certain conditions, (i) TJX may omit to comply with the restrictive covenants contained in Sections 4.2 (except as to corporate existence), 4.3 through 4.9 and Section 5.1(3) of the Indenture, including the restrictive covenants described above under the captions "Certain Covenants of TJX"; and (ii) cross accelerations constituting Events of Default under Section 6.1(5) shall be inapplicable to such series. The conditions include: the deposit with the Trustee of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium, if any, and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities; and the delivery to the Trustee of an opinion of counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred. (Indenture sec.8.4)

     Defeasance and Events of Default. In the event TJX exercises its opinion to omit compliance with certain covenants of the Indenture with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, TJX shall remain liable for such payments.

CONCERNING THE TRUSTEE

     TJX maintains banking relationships in the ordinary course of business with the Trustee.

                              PLAN OF DISTRIBUTION

GENERAL

     TJX may sell the Debt Securities being offered hereby; (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; or (v) through a combination of any such methods of sale.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

     Offers to purchase Debt Securities may be solicited directly by TJX. Offers to purchase Debt Securities may also be solicited by agents designated by TJX from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by TJX to such agent will be set forth, in the Prospectus Supplement.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, TJX will sell such Debt Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sales, TJX will execute an underwriting agreement with such underwriters at the time of sale of them and the name of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with TJX, to indemnification by TJX against certain civil liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, TJX will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Debt Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Debt Securities are also being sold to underwriters, TJX shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

                                 LEGAL OPINION

     The validity of the Debt Securities offered hereby will be passed upon for TJX by Ropes & Gray, Boston, Massachusetts.

                                    EXPERTS

     The consolidated balance sheets as of January 28, 1995 and January 29, 1994, and the consolidated statements of income, shareholders' equity and cash flows for the fiscal years ended January 28, 1995, January 29, 1994 and January 30, 1993, incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the distribution of the securities being registered hereunder. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

  Securities and Exchange Commission registration fee. . . . . .     $ 80,173.00
  Printing expenses. . . . . . . . . . . . . . . . . . . . . . .       12,000.00
  Accounting fees and expenses . . . . . . . . . . . . . . . . .       20,000.00
  Legal fees and expenses. . . . . . . . . . . . . . . . . . . .      100,000.00
  Blue Sky fees and expenses . . . . . . . . . . . . . . . . . .       10,500.00
  Trustee fees and expenses. . . . . . . . . . . . . . . . . . .        5,000.00
  Rating agency fees and expenses. . . . . . . . . . . . . . . .      110,000.00
  Miscellaneous expenses . . . . . . . . . . . . . . . . . . . .       12,327.00
                                                                     -----------
  Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $350,000.00
                                                                     ===========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court may deem proper.

        TJX's Second Restated Certificate of Incorporation (the "Certificate") requires TJX to indemnify each person who is or was a director or officer of TJX against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Delaware General Corporation Law. In addition, TJX has entered into indemnification agreements with each of its directors and officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that such person is or was a director or officer or served at TJX's request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if such person is found not to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of TJX, except to the extent Delaware law permits broader contractual indemnification. These indemnification agreements provide procedures, presumptions and remedies which substantially strengthen the indemnification rights beyond those provided by the Certificate and by Delaware law.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchases and redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate provides that TJX's directors shall be exculpated from such liabilities, and further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of TJX shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended.

ITEM 16.  EXHIBITS

        The following is an index of all exhibits filed as a part of this Registration Statement, including exhibits filed herewith and exhibits incorporated herein by reference.

         4.1 Indenture dated as of September 15, 1993 between TJX and The First National Bank of Chicago as Trustee regarding the Debt Securities.

         4.2  Form of Fixed Rate Note (incorporated herein by reference to
              Exhibit 4.1 in Registrant's Registration Statement on Form S-3, No. 33-50259).

         4.3  Form of Floating Rate Note (incorporated by reference to Exhibit
              4.2 in Registrant's Registration Statement on Form S-3,
              No. 33-50259).

              Each other long-term debt instrument relates to securities the total amount of which does not exceed 10% of the total assets of TJX and its subsidiaries on a consolidated basis. TJX agrees to furnish to the Securities and Exchange Commission copies of each such instrument not otherwise filed herewith or incorporated herein by reference.

          5   Opinion of Ropes & Gray.

         12   Statement re: computation of ratio of earnings to fixed charges.

         23.1 Consent of Coopers & Lybrand L.L.P.

         23.2 Consent of Ropes & Gray (contained in Exhibit 5).

         24 Power of Attorney (contained in Part II hereof under "Signatures and Power of Attorney").

         25   Statement of Eligibility and Qualification of Trustee on Form T-1.

ITEM 17.  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference to the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts.

                                  THE TJX COMPANIES, INC.


                                  /s/ Donald G. Campbell
                                  -----------------------------------------
                                  By:  Donald G. Campbell
                                       Senior Vice President - Finance

Dated:  June 6, 1995

        Each person whose signature appears below constitutes and appoints Bernard Cammarata, Donald G. Campbell and Jay H. Meltzer, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


/s/ Bernard Cammarata                         /s/ Donald G. Campbell
- ------------------------------------          ------------------------------------
Bernard Cammarata, President, Chief           Donald G. Campbell, Senior Vice
 Executive Officer and Director                  President - Finance and Principal
                                                 Financial and Accounting Officer


/s/ John M. Nelson                            /s/ Robert F. Shapiro
- ------------------------------------          ------------------------------------
John M. Nelson, Director                      Robert F. Shapiro, Director


/s/ Phyllis B. Davis                          /s/ Richard G. Lesser
- ------------------------------------          ------------------------------------
Phyllis B. Davis, Director                    Richard G. Lesser, Director


/s/ Stanley H. Feldberg                       /s/ Fletcher H. Wiley
- ------------------------------------          ------------------------------------
Stanley H. Feldberg, Director                 Fletcher H. Wiley, Director


/s/ Arthur F. Loewy                           /s/ Abraham Zaleznik
- ------------------------------------          ------------------------------------
Arthur F. Loewy, Director                     Abraham Zaleznik, Director



/s/ Burton S. Stern                           /s/ Willow B. Shire
- ------------------------------------          ------------------------------------
Burton S. Stern, Director                     Willow B. Shire, Director

Dated:  June 6, 1995

                                 EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION
- -----------          -----------
  4.1 Indenture dated as of September 15, 1993 between TJX and The First National Bank of Chicago as Trustee regarding the Debt Securities.

  4.2 Form of Fixed Rate Note (incorporated herein by reference to Exhibit 4.1 in Registrant's Registration Statement on Form S-3 No. 33-50259).

  4.3 Form of Floating Rate Note (incorporated by reference to Exhibit 4.2 in Registrant's Registration Statement on Form S-3 No. 33-50259).

        Each other long-term debt instrument relates to securities the total amount of which does not exceed 10% of the total assets of TJX and its subsidiaries on a consolidated basis. TJX agrees to furnish to the Securities and Exchange Commission copies of each such instrument not otherwise filed herewith or incorporated herein by reference.

   5    Opinion of Ropes & Gray.

  12    Statement re: computation of ratio of earnings to fixed charges.

  23.1  Consent of Coopers & Lybrand L.L.P.

  23.2  Consent of Ropes & Gray (contained in Exhibit 5).

  24 Power of Attorney (contained in Part II hereof under "Signatures and Power of Attorney").

  25    Statement of Eligibility and Qualification of Trustee on Form T-1.